Filed with the Securities and Exchange Commission on March 25, 2004	Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CITADEL SECURITY SOFTWARE INC.
(Exact name of registrant as specified in charter)

DELAWARE	75-2873882
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8750 NORTH CENTRAL EXPRESSWAY, SUITE 100
DALLAS, TEXAS 75231
(214) 520-9292
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Steven B. Solomon, Chief Executive Officer
Citadel Security Software Inc.
8750 North Central Expressway, Suite 100
Dallas, Texas 75231
(214) 520-9292
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David A. Wood, Esq.
David Allen Wood, P.C.
12770 Coit Road, Suite 1100
Dallas, Texas 75251
(972) 458-0300
(972) 458-0301 (FAX)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Aggregate Price per Unit			Proposed Maximum Aggregate Offering Price	Proposed Maximum Amount of Registration Fee

Common Stock, par value $0.01 per share	3,370,767			$5.03	(3)	$16,954,958	$2,148.19

Common Stock, par value $0.01 per share, issuable upon conversion of Series A Convertible Preferred Stock	3,787,500	(1)		$5.00	(4)	$18,937,500	$2,399.38

Common Stock, par value $0.01 per Share, issuable upon exercise of warrants	1,905,000	(2)		$5.15	(5)	$9,810,750	$1,243.02

Total	9,063,267	(4)	$			$45,703,208	5,790.59

(1) Includes 3,000,000 shares of common stock issuable upon conversion of outstanding shares of Series A 5% Convertible Preferred Stock and an additional 787,500 shares of common stock we agreed to register in connection with dividends payable on the shares of Preferred Stock or based on the antidilution provisions of the Preferred Stock.

(2) Includes 1,590,000 shares of common stock issuable on conversion of outstanding warrants and an additional 315,000 shares of common stock we agreed to register in connection with antidilution provisions of the warrants issued to the holder of our Preferred Stock.

(3) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock on March 23, 2004, as reported by The Over The Counter Bulletin Board Market.

(4) Estimated based on the conversion price of the Series A 5% Convertible Preferred Shares (plus an additional 26.25% of the number of shares issuable as dividends or upon conversion) in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

(5) Estimated based on the exercise price of (i) 1,515,000 warrants at $5.15 per share (including an additional 26.25% of the number of shares issuable upon exercise of warrants issued in connection with the shares of Preferred Stock we have agreed to register) (ii) 225,000 warrants at $5.15 per share, and (iii) 165,000 warrants at a weighted average exercise price of $1.31 per share, in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

Pursuant to Rules 416 under the Securities Act of 1933, as amended (the “Act”), such shares shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH __, 2004

PROSPECTUS

9,063,267 SHARES

Citadel Security Software Inc.

COMMON STOCK

This prospectus relates to the resale of 9,063,267 shares of common stock, par value $.01 per share of Citadel Security Software Inc. We are registering these shares on behalf of selling stockholders named in this prospectus to be offered and sold by them from time to time. The selling stockholders will receive all of the proceeds from any sales of common stock. Assuming that all of the warrants held by selling stockholders are exercised, we will realize proceeds of approximately $7,554,900.

Our common stock is traded on The Over The Counter Bulletin Board Market under the symbol "CDSS". On March 23, 2004, the closing price of the common stock was $5.03.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March __, 2004

Table Of  Contents

Prospectus Summary	3
Forward-Looking Statements	4
Risk Factors	5
The Company	14
Use of Proceeds	21
Selling Stockholders	21
Plan of Distribution	26
Legal Matters	27
Experts	27
Changes in and Disagreements with Accountants on Accounting and Financial Matters	27
Incorporation of Certain Documents by Reference	28
Available Information	28
Indemnification Of Directors And Officers	29

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PROSPECTUS SUMMARY

You should read this summary together with the entire Prospectus, including the more detailed information in our financial statements and accompanying notes incorporated by reference in this Prospectus.

We develop and market computer security and privacy software for one of the fastest growing security software segments today – "inside the firewall." Our information technology (IT) security computer software products include security and management solutions for networks and personal workstations designed to secure and manage personal computers (PCs) and local area networks (LANs). These products enable companies to remediate the security vulnerabilities on IT networks that occur through software applications, unauthorized access and misconfigurations of systems. With our products, companies are able to more efficiently manage their computing environments and enforce security policies from a single point of control across Windows, Linux, and Unix platforms.

Our products and services allow enterprises to secure confidential information, applications, and systems from unauthorized access, worms, and other security vulnerabilities. Our solutions are designed to reduce customer costs, improve accuracy of customer information, maintain the operation of workstations and servers, secure systems from fraud or unauthorized use, and generally enable information technology (“IT”) professionals to devote more time to improving service rather than focusing on operational details. Our products also allow customers to comply with internal and external security policies that are being driven by government or industry mandates.

Our vision is to change the future of securing computing devices in enterprise environments. Our mission is to be a global leader in enterprise vulnerability management software, and to continually develop innovative solutions to secure IT networks. It is our goal to ensure the continuity of business and the availability of technology by eliminating the impact of security threats.

We are driven to provide the highest level of customer satisfaction. By executing all aspects of our business, including development, quality assurance, support, marketing and sales with passion and dedication, we will continue to earn the trust and confidence of our customers and the business and government communities at large.

We deliver innovative computer security products and services providing:

•	Security policy enforcement

•	Security management and control

•	Automated vulnerability remediation

We are a Delaware corporation. Our principal offices are located at 8750 North Central Expressway, Suite 100, Dallas, Texas 75231, and our telephone number is (214) 520-9292. Our website is www.citadel.com.

This prospectus relates to the resale of 9,063,267 shares of our common stock, par value $.01 per share. We are registering these shares on behalf of selling stockholders named in this prospectus to be offered and sold by them from time to time. The selling stockholders will receive all of the proceeds from any sales of common stock. Assuming that all of the warrants held by selling stockholders are exercised, we will realize proceeds of approximately $7,554,900.

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FORWARD-LOOKING STATEMENTS

Statements in this prospectus or in the documents incorporated by reference herein that are not descriptions of historical facts are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives and other forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects," or similar terms, variations of such terms or the negative of such terms. Forward-looking statements are based on management's current expectations. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth under "Risk Factors."

In addition, from time to time, Citadel or its representatives may make forward-looking statements orally or in writing. Furthermore, forward-looking statements may be included in Citadel's filings with the Securities and Exchange Commission or press releases or oral statements made by or with the approval of one of their executive officers. For each of these forward-looking statements, Citadel claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or Citadel's future performance, including but not limited to:

•	possible or assumed future results of operations;

•	future revenue and earnings; and

•	business and growth strategies.

Forward-looking statements are those that are not historical in nature, particularly those that use terminology such as may, could, will, should, likely, expects, anticipates, contemplates, estimates, believes, plans, projected, predicts, potential or continue or the negative of these or similar terms. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors with respect to Citadel: (1) the uncertainty of general business and economic conditions, including the potential for a slowdown in business and governmental expenditures on information technology and software; (2) the impact of competition, both expected and unexpected; (3) adverse developments, outcomes and expenses in legal proceedings; (4) the risk that underlying assumptions or expectations related to the Distribution prove to be inaccurate or unrealized; (5) the company's inability to realize the anticipated benefits of strategic and operational initiatives related to increased productivity, new product development, technological advances, and the achievement of sales growth across the business segments; and (6) those described under Risk Factors.

Forward-looking statements are only predictions and speak only as of the date they are made. Readers are cautioned not to place undue reliance on forward-looking statements. The forward-looking events discussed in or incorporated by reference in this prospectus and other statements made from time to time by Citadel or its representatives may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about Citadel. Except for their ongoing obligations to disclose material information as required by the federal securities laws, Citadel is not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus and in other statements made from time to time by Citadel or its representatives might not occur.

Hercules®, WinShield® Secure PC™ and NetOFF™ are trademarks or registered trademarks of Citadel Security Software Inc. Other trademarks that may be mentioned in this prospectus are intellectual property of their respective owners.

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RISK FACTORS

Investing in our securities has a high degree of risk. Before you invest in our securities, you should carefully consider the risks and uncertainties described below and the other information included or incorporated by reference in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information in this Prospectus. The risks and uncertainties described below are not the only ones we will face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially and adversely affected. If that happens, the trading prices of our shares could decline significantly.

The risk factors below contain forward-looking statements regarding our company. Actual results could differ materially from those set forth in the forward-looking statements. See Forward-Looking Statements above.

WE HAVE A HISTORY OF NET LOSSES AND WILL NEED ADDITIONAL FINANCING TO CONTINUE AS A GOING CONCERN.

We have substantially improved our liquidity position through our operating strategy for the growth in the licensing of Hercules, the financing activities during 2003 which provided net cash flows of $7.9 million and the preferred stock offering completed on February 10, 2004 which provided net proceeds of $13.7 million. On February 12, 2004, we announced a commitment from a bank to provide a revolving credit line of $750,000 for operations and term loan credit facilities totaling $2,750,000 for use to acquire the capital equipment necessary to support our business plan. The proceeds from the financing and the credit facilities, if the loan is completed, will be used to fund the expansion of our sales and marketing team to accelerate the execution of our 2004 revenue plan and to increase our engineering team to take advantage of the new product development initiatives, grow market share through product innovation and establish Citadel as a provider of quality products in the vulnerability management market.

We believe that the preferred stock financing, credit facilities provided by the bank and our existing cash balances and cash equivalents will be sufficient to meet our cash requirements for the next twelve months. However, we have had a history of operating losses and if the operating losses continue we may be required, or could elect, to seek additional funding prior to that time. Our future capital requirements will depend on many factors, including our rate of revenue growth, the timing and extent of spending to support product development initiatives and expansion of sales and marketing, the timing of introductions of new products, enhancements to existing products, and the general market acceptance of our products. We cannot assure you that additional equity or debt financing will be available on acceptable terms or at all. Our sources of liquidity beyond twelve months, in our opinion, will be our then current cash balances, funds from operations and whatever credit facilities we may arrange.

OUR OPERATING RESULTS MAY BE ADVERSELY AFFECTED BY THE UNCERTAIN GEOPOLITICAL ENVIRONMENT, AND UNFAVORABLE ECONOMIC AND MARKET CONDITIONS.

Adverse economic conditions worldwide have contributed to a material slowdown in the software business and may continue to adversely impact our business, resulting in:

•	Reduced demand for our products as a result of a decrease in technology spending by our customers and potential customers;

•	Increased price competition for our products; and

•	Higher overhead costs as a percentage of revenues.

Terrorist and military actions may continue to put pressure on economic conditions. If the economic and market conditions in the United States do not improve, or deteriorate further, we may continue to experience material adverse impacts on our business, operating results, and financial condition as a consequence of the above factors or otherwise.

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CITADEL STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE COMPLEMENTARY BUSINESSES OR AS A RESULT OF OPTION EXERCISES.

If future operations or acquisitions are financed through the issuance of equity securities, Citadel stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the Citadel Shares.

Citadel has granted options to purchase Citadel shares to its directors and employees and CT Holdings employees who became Citadel employees, and Citadel will grant additional options in the future. Options to purchase 6,846,000 shares of common stock and warrants to issue 165,000 shares of common stock were outstanding as of December 31, 2003. The issuance of Citadel shares upon the exercise of these options may result in dilution to the Citadel stockholders.

OUR SERIES A CONVERTIBLE PREFERRED STOCK AND PROPOSED DEBT FACILITIES MAY ADVERSELY IMPACT THE COMPANY AND OUR COMMON STOCK HOLDERS OR HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY.

We have issued shares of Series A Convertible Preferred Stock (the "Series A Preferred"), the terms of which may have a material adverse effect on the Company and its financial condition and results of operations. The Series A Preferred has a liquidation preference in the amount of $15 million plus accrued and unpaid dividends, which must be paid before common stockholders would receive funds in the event of a liquidation of Citadel, including some changes of control. In addition, Citadel is required to redeem the shares of Series A Preferred in certain circumstances, including Citadel's failure to file a registration statement covering the resale of the shares of common stock into which the Series A Preferred is convertible, Citadel's failure to deliver shares of common stock to the holder of the Series A Preferred in connection with the conversion of the shares of Series A Preferred, and a change in control of Citadel. Citadel has also agreed not to issue securities senior to or on a par with the Series A Preferred (other than the Comerica Bank credit facilities) while the Series A Preferred is outstanding, which could materially and adversely affect the ability of Citadel to raise funds necessary to continue its business. When the proposed loan from Comerica is completed, Citadel will be required to grant a security interest in all of its assets, including intellectual property, to Comerica Bank, and in the event of a default by Citadel under the Comerica loan documents, Comerica could foreclose on the loans and acquire all of our assets. The proposed loan would also provide that the indebtedness would have priority on any liquidation over the shares of our common stock, and would limit our ability to pay dividends on our common stock. These terms and conditions could have a material adverse effect on Citadel and its financial condition and results of operations.

CITADEL HAS A LIMITED OPERATING HISTORY AS AN INDEPENDENT PUBLIC COMPANY AND HAS BEEN AND MAY CONTINUE TO BE UNABLE TO OPERATE PROFITABLY AS A STANDALONE COMPANY.

Although CT Holdings and its predecessors have operated as a reporting public company since 1994 and sold security software since 1996, Citadel has a limited operating history as an independent public company after the Distribution in May 2002. Prior to the Distribution, since the businesses that comprise each of Citadel and CT Holdings were under one ultimate parent, they were able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, Citadel has relied solely on the security software business for such requirements. The security software business has operated at a loss in the past for CT Holdings and for Citadel following the Distribution, and there can be no assurance that such losses will not continue or increase.

CITADEL'S HISTORICAL FINANCIAL INFORMATION PRIOR TO THE DISTRIBUTION MAY BE OF LIMITED RELEVANCE.

The financial statements of Citadel for periods prior to the Distribution include the accounts of the security software division of CT Holdings' operations and have been prepared on the historical cost basis in accordance with accounting principles generally accepted in the United States and present Citadel's financial position, results of operations, and cash flows as derived from CT Holdings' historical financial statements. Certain CT Holdings assets, liabilities and expenses were allocated to Citadel based on an estimate of the proportion of corporate amounts allocable to Citadel, using such factors as revenues, number of employees, and other relevant factors. In the opinion of Citadel's management, the allocations were made on a reasonable basis. Citadel's management believes that all amounts allocated to Citadel are a reasonable representation of the costs that would have been incurred if Citadel had performed these functions as a stand-alone company.

The historical financial information for periods prior to the Distribution included or incorporated by reference in this prospectus does not reflect the results of operations, financial position and cash flows of Citadel in the future and only estimates the results of operations, financial position and cash flows of Citadel had it operated as a separate stand-alone entity during the periods presented. The financial information for periods prior to the Distribution included herein does not reflect any changes that have occurred and may occur in the funding and operations of Citadel as a result of the Distribution.

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OUR EARNINGS AND STOCK PRICE ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS.

Due to the factors noted in this Prospectus, our earnings and stock price have been and may continue to be subject to significant volatility, particularly on a quarterly basis. We have previously experienced shortfalls in revenue and earnings from levels expected by investors and analysts, which have had an immediate and significant adverse effect on the trading price of our common stock. This may occur again in the future.

IF WE LOSE THE SERVICES OF ANY OF OUR KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER OR OUR DIRECTORS, OUR BUSINESS MAY SUFFER.

We are dependent on our key officers, including Steven B. Solomon, our Chairman and Chief Executive Officer, our directors, and our key employees in our finance, technology, sales and marketing operations. Our business could be negatively impacted if we were to lose the services of one or more of these persons.

MEMBERS OF CITADEL'S BOARD OF DIRECTORS AND MANAGEMENT MAY HAVE INTERCOMPANY CONFLICTS OF INTEREST AFTER THE DISTRIBUTION.

Members of the board of directors and management of Citadel own shares of both Citadel and CT Holdings common stock after the Distribution because of their prior relationship and, in some cases, continuing relationships as directors or executive officers with CT Holdings. In addition, following the Distribution, two of the four directors of Citadel are also directors of CT Holdings, and the Chief Executive Officer and Chief Financial Officer of Citadel also continue to serve as Chief Executive Officer and Chief Financial Officer of CT Holdings. These relationships could create, or appear to create, potential conflicts of interest when Citadel's directors and management are faced with decisions that could have different implications for Citadel and CT Holdings. Examples of these types of decisions might include the resolution of disputes arising out of the agreements governing the relationship between CT Holdings and Citadel following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of Citadel following the Distribution.

OUR INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND WE WILL NEED TO ADAPT OUR DEVELOPMENT TO THESE CHANGES.

We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

INTRODUCTION OF NEW OPERATING SYSTEMS MAY CAUSE SIGNIFICANT FLUCTUATIONS IN OUR FINANCIAL RESULTS AND STOCK PRICE.

If we are unable to successfully and timely develop products that operate under existing or new operating systems, or if pending or actual releases of the new operating systems delay the purchase of our products, our future net revenues and operating results could be materially adversely affected. Additionally, as hardware vendors incorporate additional server-based network management and security tools into network operating systems, the demand may decrease for some of our products, including those currently under development.

THE TREND TOWARD CONSOLIDATION IN OUR INDUSTRY MAY IMPEDE OUR ABILITY TO COMPETE EFFECTIVELY.

As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

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WE FACE INTENSE PRICE-BASED COMPETITION FOR LICENSING OF OUR PRODUCTS.

Price competition is often intense in the software market, especially for security software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

WE MUST EFFECTIVELY ADAPT TO CHANGES IN THE DYNAMIC TECHNOLOGICAL ENVIRONMENT OF THE INTERNET IN A TIMELY MANNER.

Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of the Internet as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the Internet environment into our business operations and product development efforts, our future net revenues and operating results could be adversely affected.

WE MAY BE UNSUCCESSFUL IN UTILIZING NEW DISTRIBUTION CHANNELS.

We currently offer products over the Internet, among other channels. We may not be able to effectively adapt our existing, or adopt new, methods of distributing our software products utilizing the rapidly evolving Internet and related technologies. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

PRODUCT RETURNS MAY AFFECT OUR NET REVENUES.

A customer may return a product under very limited circumstances during the first thirty days from shipment for a replacement if the media is damaged or for a full refund if the software does not perform in accordance with written specifications. Accordingly, the Company records a provision for returns against license revenue in the same period the revenue is recorded. The provision is estimated based on historical product returns and other known data as well as market and economic conditions. An allowance for returns and bad debts of $78,500 has been recorded at December 31, 2003. In the future this estimate may fluctuate from period to period due to factors including but not limited to the value of actual returns, the average dollar value of licenses granted in the period and the relative product revenue volume for the period. In addition, future returns could exceed the reserves we have established, which could have a material adverse affect on our operating results.

Current reseller agreements do not provide for a contractual right of return, future price concessions, or minimum purchase commitments. Payment is not contingent upon the reseller's future licensing of products. Revenue generated from products licensed through various marketing channels where the right of return might explicitly or implicitly exist is reduced by reserves for estimated product returns. Such reserves are estimates developed by management based on returns history and current economic and market trends. Management determined that no reserve for returns from resellers was required at December 31, 2003 or 2002. However, future returns could exceed the reserves we have established, which could have a material adverse affect on our operating results.

OUR INCREASED USE OF SITE LICENSES MAY INCREASE FLUCTUATIONS IN OUR FINANCIAL RESULTS AND COULD AFFECT OUR BUSINESS.

We are increasingly emphasizing licenses to corporations and small businesses through volume licensing agreements. These licensing arrangements tend to involve a longer sales cycle than other distribution channels, require greater investment of resources in establishing the enterprise relationship and can sometimes result in lower operating margins. The timing of the execution of volume licenses, or their non-renewal or renegotiation by large customers, could cause our results of operations to vary significantly from quarter to quarter and could have a material adverse impact on our results of operations. In addition, if the corporate marketplace grows and becomes a larger component of the overall marketplace, we may not be successful in expanding our corporate segment to take advantage of this growth.

THE RESULTS OF OUR RESEARCH AND DEVELOPMENT EFFORTS ARE UNCERTAIN.

We believe that we will need to make significant research and development expenditures to remain competitive. While we perform extensive usability and beta testing of new products, the products we are currently developing or may develop in the future may not be technologically successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

THE LENGTH OF THE PRODUCT DEVELOPMENT AND SALES CYCLES ARE DIFFICULT TO PREDICT, WHICH MAKES IT DIFFICULT TO PREDICT FUTURE REVENUES AND WHICH MAY CAUSE US TO MISS ANALYSTS’ ESTIMATES AND RESULT IN OUR STOCK PRICE DECLINING.

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The length of our product development and sales cycles has generally been greater than we originally expected. We are likely to experience delays in future product development or sales. These delays could have a material adverse affect on the amount and timing of future revenues.

Because our licensing cycle is a lengthy process, the accurate prediction of future revenues from new licenses is difficult. In addition, engineering services are dependent upon the varying level of assistance desired by licensees and, therefore, revenue from these services is also difficult to predict. We employ two methods of contract revenue accounting based upon the state of the technology licensed, the dollar magnitude of the program, and the ability to estimate work required over the contract period. We use ratable revenue recognition for mature technologies that require support after delivery of the technology. This method results in expenses associated with a particular contract to be recognized as incurred over the contract period, whereas contract fees associated with the contract are recognized ratably over the period during which the post-contract customer support is expected to be provided. We also use percentage-of-completion accounting for contracts that may require significant development and support over the contract term. There can be no assurance that we can accurately estimate the amount of resources required to complete projects, or that we will have, or be able to expend, sufficient resources required to complete a project. Furthermore, there can be no assurance that the product development schedule for these projects will not be changed or delayed.

All of these factors make it difficult to predict future licensing revenue that may result in us missing analysts’ estimates and causing our stock price to decline.

WE MUST MANAGE AND RESTRUCTURE OUR OPERATIONS EFFECTIVELY.

We continually evaluate our product and corporate strategy. We have in the past undertaken and will in the future undertake organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

WE MUST ATTRACT AND RETAIN PERSONNEL WHILE COMPETITION FOR PERSONNEL IN OUR INDUSTRY IS INTENSE.

We believe that our future success will depend in part on our ability to recruit and retain highly skilled management, sales and marketing and technical personnel. Competition in recruiting personnel in the software industry is intense. To accomplish this, we believe that we must provide personnel with a competitive compensation package, including stock options which may require ongoing stockholder approval.

OUR SOFTWARE MAY BE SUBJECT TO DEFECTS AND PRODUCT LIABILITY.

Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. We have not experienced any material adverse effects resulting from any of these defects or errors to date and we test our products prior to release. Nonetheless, defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim could have a material adverse affect on our business, operating results and financial condition.

OUR SOFTWARE PRODUCTS AND WEB SITE MAY BE SUBJECT TO INTENTIONAL DISRUPTION.

While we have not been the target of software viruses or other attacks specifically designed to impede the performance of our products or disrupt our Web site, such viruses or other attacks could be created and deployed against our products or Web site in the future. Similarly, experienced computer programmers, or hackers, may attempt to penetrate our network security or the security of our Web site from time to time. A hacker who penetrates our network or Web site could misappropriate proprietary information or cause interruptions of our services. We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by virus creators and hackers.

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WE RELY ON THIRD PARTY TECHNOLOGIES.

Our software products are designed to run on multiple operating systems and integrate with security products from other vendors. Although we believe that the target operating systems and products are and will be widely utilized by businesses in the corporate market, no assurances can be given that these businesses will actually adopt such technologies as anticipated or will not in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from these companies, as to which there can be no assurances, our business, results of operations and financial condition could be materially and adversely affected. Further, the determination by any of the companies which offer scanners not to permit us to support their scanners, could have a material adverse effect on our financial condition or results of operations.

WE RELY ON OUTSIDE RESEARCH ORGANIZATIONS AND SCANNING VENDORS.

With respect to security vulnerability research, we monitor various security intelligence web sites, IRC channels and alerts from our scanning partners from new vulnerabilities and exploits and we have contracted with Security Focus to provide updated vulnerability research data in addition to our own research efforts. Our own research team uses publicly available research to find information on vulnerabilities and their attributes. There can be no assurance that Security Focus or the publicly available sites will continue to operate as a going concern and that the data they provide will be delivered without interruption. We have established business relationships with scanning vendors. Hercules is interoperable with their scanning tools and although not required for Hercules to remediate vulnerabilities, Hercules imports the scan data results from those scanning tools to perform remdiations. The termination of one or more of the scanning vendor relationships with us could have a material adverse effect on the results of operations.

WE FACE AGGRESSIVE COMPETITION IN MANY AREAS OF OUR BUSINESS, AND OUR BUSINESS WILL BE HARMED IF WE FAIL TO COMPETE EFFECTIVELY.

We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. To remain competitive, we must develop new products and periodically enhance our existing products in a timely manner. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers. Our competitiveness depends on our ability to enhance existing products and to offer successful new products on a timely basis. We have limited resources and must restrict product development efforts to a relatively small number of projects.

OUR QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS, WHICH COULD CAUSE OUR STOCK PRICE TO DECREASE.

We have been subject to substantial fluctuations in quarterly net revenues and operating results, and these fluctuations may occur in the future. Fluctuations may be caused by a number of factors, including:

•	the timing and volume of customer orders, customer cancellations, and reductions in orders by our distributors;
•	the timing and amount of our expenses;
•	the introduction of competitive products by existing or new competitors;
•	reduced demand for any given product;
•	seasonality in the end-of-period buying patterns of foreign and domestic software markets; and
•	the market's transition between operating systems.

Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices, at later times, or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decrease.

OUR MANAGEMENT TEAM IS NEW AND ITS WORKING RELATIONSHIPS ARE UNTESTED.

We have only recently assembled our management team, as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although we cannot assess at this time the effectiveness of their working relationships and may be required to make changes in the management team to achieve our objectives.

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WE RELY ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS.

We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws. However, we do not employ technology to prevent copying of our products. Third parties may copy aspects of our products or otherwise obtain and use our proprietary information without authorization or develop similar technology independently.

We do not have any patents or currently registered copyrights on any of our proprietary technology that we believe to be material to our future success. Although we have filed a currently pending utility patent application in the United States and a related currently pending Patent Cooperation Treaty patent application with respect to some of our business applications and intellectual property rights related to our Hercules software, we have been issued no patents and we cannot assure you that any will be issued from our provisional patent application. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

In selling our products, we have in the past relied primarily on shrink wrap licenses that are not signed by licensees, and, therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as the laws of the United States.

Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property except our United States registered trademarks for the mark Hercules in Class 9. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. Any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

WE ARE INVOLVED IN LITIGATION, AND MAY BECOME INVOLVED IN FUTURE LITIGATION, WHICH MAY RESULT IN SUBSTANTIAL EXPENSE AND MAY DIVERT OUR ATTENTION FROM THE IMPLEMENTATION OF OUR BUSINESS STRATEGY.

We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. While we are not aware of any basis for such claims and are not currently party to any material lawsuits, any litigation or claims against us, whether or not valid, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a significant adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

•	cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue;
•	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and
•	redesign our products, which would be costly and time-consuming.

As part of the Distribution, CT Holdings has assigned to us a legal proceeding in which it is a defendant. From time to time, we may be subject to additional legal claims incidental to our business. We may suffer an unfavorable outcome as a result of one or more claims. We do not expect the final resolution of these claims to have a material adverse effect on our financial position, individually or in the aggregate. However, depending on the amount and timing of unfavorable resolutions of claims against us, or the costs of settlement or litigation, our future results of operations or cash flows could be materially adversely affected.

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CT Holdings is a party to some legal proceedings, to which Citadel is not a party. If a court in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find that at the time CT Holdings effected the Distribution, CT Holdings or Citadel (1) was insolvent; (2) was rendered insolvent by reason of the Distribution; (3) was engaged in a business or transaction for which their respective remaining assets constituted unreasonably small capital; or (4) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, such court may be asked to void the Distribution (in whole or in part) as a fraudulent conveyance and require that the stockholders return the Citadel Shares (in whole or in part) to CT Holdings or require Citadel to fund certain liabilities for the benefit of creditors. Citadel believes that at the time of the Distribution, the spinoff would not have given rise to any such claims.

SOME PROVISIONS OF CITADEL'S CERTIFICATE OF INCORPORATION, BYLAWS AND THE TAX DISAFFILIATION AGREEMENT MAY DISCOURAGE TAKEOVERS.

Citadel's certificate of incorporation and bylaws contain some anti-takeover provisions that may make more difficult or expensive or that may discourage a tender offer, change in control or takeover attempt that is opposed by Citadel's board of directors. In particular, Citadel's certificate of incorporation and bylaws:

1.	classify Citadel's board of directors into three groups, so that stockholders elect only one-third of the board each year;

2.	permit stockholders to remove directors only for cause and only by the affirmative vote of at least 80% of Citadel's voting shares;

3.	permit a special stockholders' meeting to be called only by a majority of the board of directors;

4.	do not permit stockholders to take action except at an annual or special meeting of stockholders;

5.	require stockholders to give Citadel advance notice to nominate candidates for election to Citadel's board of directors or to make stockholder proposals at a stockholders' meeting;

6.	permit Citadel's board of directors to issue, without stockholder approval, preferred stock with such terms as the board may determine;

7.	require the vote of the holders of at least 80% of Citadel's voting shares for stockholder amendments to Citadel's bylaws; and

8.
require, for the approval of a business combination with stockholders owning 5% or more of Citadel's voting shares, the vote of at least 50% of Citadel's voting shares not owned by such stockholder, unless certain fair price requirements are met or the business combination is approved by the continuing directors of Citadel.

These provisions of Citadel's certificate of incorporation and bylaws, and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of Citadel, even though a majority of Citadel's stockholders may consider such proposals, if effected, desirable. These provisions could also make it more difficult for third parties to remove and replace the members of Citadel's board of directors. Moreover, these provisions could diminish the opportunities for stockholders to participate in some tender offers, including tender offers at prices above the then-current market value of the Citadel Shares, and may also inhibit increases in the trading price of the Citadel Shares that could result from takeover attempts or speculation.

In connection with the Distribution, Citadel agreed to indemnify CT Holdings for all taxes and liabilities incurred as a result of Citadel's or an affiliate's post-Distribution action or omission contributing to an Internal Revenue Service determination that the Distribution was not tax-free. Unless CT Holdings effectively rebuts the presumption that a change in control transaction involving Citadel or disposition of Citadel occurring within the four-year period beginning two years prior to the Distribution Date is pursuant to the same plan or series of related transactions as the Distribution, the Internal Revenue Service might determine that the Distribution was not tax-free, giving rise to Citadel's indemnification obligation. These provisions of the tax disaffiliation agreement may have the effect of discouraging or preventing an acquisition of Citadel or a disposition of Citadel's businesses, which may in turn depress the market price for the Citadel Shares.

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SUBSTANTIAL SALES OF OUR SHARES MAY HAVE AN ADVERSE IMPACT ON THE TRADING PRICE OF OUR SHARES.

CT Holdings distributed to CT Holdings' stockholders a total of approximately 14,387,000 Citadel Shares. In addition, we have issued approximately 10,170,195 shares in connection with our private placements (including shares issuable on exercise or conversion of convertible securities), some of which have been resold and some of which may in the future be resold. We have also issued options to purchase approximately 7,905,000 shares of our common stock as of March 23, 2004. If Citadel stockholders sell large numbers of Citadel Shares over a short period of time, or if investors anticipate large sales of Citadel Shares over a short period of time, this could adversely affect the trading price of the Citadel Shares.

FAILURE TO QUALIFY AS A TAX-FREE TRANSACTION COULD RESULT IN SUBSTANTIAL LIABILITY.

CT Holdings and Citadel intend for the Distribution to be tax-free for U.S. federal income tax purposes. Neither CT Holdings nor Citadel has requested an advance ruling from the Internal Revenue Service, or any opinion of their tax advisors, as to the tax consequences of the Distribution. No assurance can be given that the Internal Revenue Service or the courts will agree that the Distribution is tax-free.

If the Distribution does not qualify for tax-free treatment, a substantial corporate tax would be payable by the consolidated group of which CT Holdings is the common parent measured by the difference between (1) the aggregate fair market value of the Citadel Shares on the Distribution Date and (2) CT Holdings' adjusted tax basis in the Citadel Shares on the Distribution Date. The corporate level tax would be payable by CT Holdings. However, Citadel has agreed under certain circumstances to indemnify CT Holdings for all or a portion of this tax liability. This indemnification obligation, if triggered, could have a material adverse effect on the results of operations and financial position of Citadel. In addition, under the applicable treasury regulations, each member of CT Holdings' consolidated group (including Citadel) is severally liable for such tax liability.

Furthermore, if the Distribution does not qualify as tax-free, each CT Holdings stockholder who receives Citadel Shares in the Distribution would be taxed as if he had received a cash dividend equal to the fair market value of his Citadel Shares on the Distribution Date.

Even if the Distribution qualifies as tax-free, CT Holdings could nevertheless incur a substantial corporate tax liability under Section 355(e) of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code or the Code), if CT Holdings or Citadel were to undergo a change in control (whether by acquisition, additional share issuance or otherwise) pursuant to a plan or series of related transactions which include the Distribution. Any transaction which occurs within the four-year period beginning two years prior to the Distribution is presumed to be part of a plan or series of related transactions which includes the Distribution unless CT Holdings establishes otherwise. Under certain circumstances, Citadel would be obligated to indemnify CT Holdings for all or a portion of this substantial corporate tax liability under the tax disaffiliation agreement. This indemnification obligation would have a material adverse effect on the results of operations and financial position of Citadel.

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THE COMPANY

Citadel Security Software Inc. (“Citadel” or the “Company”) develops and markets computer security and privacy software for one of the fastest growing security software segments today – "inside the firewall." Our information technology (IT) security computer software products include security and management solutions for networks and personal workstations designed to secure and manage personal computers (PCs) and local area networks (LANs). These products enable companies to remediate the security vulnerabilities on IT networks that occur through software applications, unauthorized access and misconfigurations of systems. With Citadel’s products, companies are able to more efficiently manage their computing environments and enforce security policies from a single point of control across Windows, Linux, and Unix platforms.

Citadel’s products and services allow enterprises to secure confidential information, applications, and systems from unauthorized access, worms, and other security vulnerabilities. Our solutions are designed to reduce customer costs, improve accuracy of customer information, maintain the operation of workstations and servers, secure systems from fraud or unauthorized use, and generally enable information technology (“IT”) professionals to devote more time to improving service rather than focusing on operational details. Our products also allow customers to comply with internal and external security policies that are being driven by government or industry mandates.

Our vision is to change the future of securing computing devices in enterprise environments. Our mission is to be a global leader in enterprise vulnerability management software, and to continually develop innovative solutions to secure IT networks. It is our goal to ensure the continuity of business and the availability of technology by eliminating the impact of security threats.

We are driven to provide the highest level of customer satisfaction. By executing all aspects of our business, including development, quality assurance, support, marketing and sales with passion and dedication, we will continue to earn the trust and confidence of our customers and the business and government communities at large.

We deliver innovative computer security products and services providing:

•	Security policy enforcement

•	Security management and control

•	Automated vulnerability remediation

SECURITY SOFTWARE MARKET

The market for software and hardware security technology has many players and many products that secure networks systems from attack, accident or failure from outside and inside influences. Our company is actively engaged in the vulnerability management market and more specifically, in the "policy administration" and "automated vulnerability remediation" segments. Our NetOFF and Secure PC products participate in the policy administration category and Hercules is positioned in the heart of the vulnerability management market, specifically automated vulnerability remediation.

VULNERABILITY MANAGEMENT AND AUTOMATED VULNERABILITY REMEDIATION

A vulnerability is any weakness in system configuration, systems services or software code that may be exploited thereby allowing the running of a malicious code or the unauthorized access by an individual to obtain information or do damage to an organization's computing environment. Vulnerabilities fall into five classes: unnecessary services, mis-configurations, backdoors, unsecure accounts and software defects. Vulnerabilities are proliferating rapidly in number, sophistication and scope of coverage. CERT/CC® at Carnegie Mellon University's Software Engineering Institute (http://www.cert.org) has identified nearly 13,000 unique vulnerabilities since 1995 that negatively affect computer systems. Vulnerabilities are the targets of such well publicized malicious code as MyDoom, SQL Slammer, Blaster, Nimda and Code Red. These worms look for vulnerabilities in networked systems in order to do damage. CERT/CC® also reports that since 1988 there have been nearly 320,000 unique incidents of specific attacks reported (CERT/CC® counts all MyDoom attacks as one incident.)

In addition, the scope or breadth of coverage of vulnerabilities is also growing as the number of internet connected devices continues to rise. A January 2004 Internet Domain Survey published by the Internet Software Consortium (http://www.isc.org) reports that the number of named internet protocol (“IP”) addresses exceeds 171,000,000. This is up over 24 million IP addresses from a year earlier survey, opening up more pathways to systems that have unremediated vulnerabilities. Companies and government agencies are susceptible to more avenues of attack by more sophisticated worms and viruses and in greater numbers of attacks. The risk of exploitation can be mitigated through proactive vulnerability management including hardening systems, implementation of security policies, frequent assessment of the security posture and automated remediation of identified vulnerabilities.

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Proactive vulnerability management is the process of independent assessment, compliance, reporting and then an independent remediation of vulnerabilities found in computer systems and networks. These steps are the cornerstone requirements of vulnerability management capabilities. The strength of sound vulnerability management practices is the remediation solution. Identifying, reporting and then managing vulnerabilities in any system without a proactive remediation process leaves that system as vulnerable to attack, accident or failure, just as if no risk assessment had been performed. Also, independent assessment and independent remediation functions provide information assurance due to the separation of the two duties.

Citadel’s flagship product, Hercules, is a patent pending remediation technology, that used in concert with industry leading vulnerability assessment tools, provides customers with a proactive vulnerability management capability across an entire enterprise class network.

LEGISLATION AND MANDATES

Government mandates and new legislation are driving enterprises to improve the security of their networks. Mandates and laws affecting systems security include:

Executive Order 13231: Critical Infrastructure Protection in the Information Age, October 2001 – This order directs a senior executive branch board to work with State and local governments, industry and others to create and manage systems for cyber security threat warning and incident analysis.

Title III of the 2002 E-Gov Act - The Federal Information Security Management Act (“FISMA”) mandates that each government agency perform a risk assessment of the security of their information systems and mitigate the risk of attack.

Presidential Directive 63 (PDD 63), May 1998 - This White Paper explains key elements of the Clinton Administration's policy on critical infrastructure protection.

Health Insurance Portability And Accountability Act Of 1996 (“HIPAA”) - Certain provisions of HIPAA require the organizations protect the privacy of the patient data.

Security of Federal Automated Information Systems, November 2000 - This OMB memorandum is issued as a reminder to Federal agencies and Departments of their responsibilities for the security of their respective automation resources.

Sarbanes-Oxley Act of 2002 – Section 404 of the act requires that auditors of public companies assess the effectiveness of management’s assessment of internal controls. A part of internal controls is the security against loss of data or unauthorized access to data.

Gramm Leach Bliley Act of 1999 (“GLB”) includes provisions to protect consumers’ personal financial information held by financial institutions.

During 2003 we focused our marketing and licensing efforts on governmental agencies, healthcare organizations and financial institutions affected by the mandates and initiatives of HIPAA, GLB, and FISMA. Each of these acts places an emphasis on securing systems, personal data and financial information from intentional or unintentional unauthorized access. Revenue in the year ended December 31, 2003 from government agencies represents 80% of our total revenue for the year. We believe the government’s continued focus on the mandates and initiatives for securing systems before an attack, accident or failure of an organization's network happens will result in increased licensing of our software products not only in the government sector but also the commercial sector as well.

POLICY ADMINISTRATION/COMPLIANCE

The policy administration and compliance market is a mature market with many players including Symantec, Microsoft, RSA and Computer Associates, to name a few. This market has grown around the need for organizations to control access to desktop and system settings, thereby reducing costs associated with downtime and reconfiguration of systems, and the need to control unauthorized access, whether internal or external to the company, of confidential information thereby meeting organizational or mandated security and privacy requirements. Healthcare, Financial Services, Education, and Data Processing are just a few of the industries that require tools to protect private information and to restrict user access to system settings that can cause down time and require extensive cost and time to repair.

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Our strategy is to position NetOFF and WinShield Secure PC as critical components to the overall security and privacy posture of organizations in the Healthcare, Financial, Educational, applicable corporate industries and government agencies. We will continue to market and license these products into the industries in which we have gained a foothold. We will furthermore seek to expand the new customer relationships developed through sales of Hercules to include WinShield SecurePC and NetOFF.

OUR PRODUCTS

HERCULES

Hercules defines a unique class of security product called Automated Vulnerability Remediation or AVR. This class of product is designed to work with vulnerability assessment tools to provide automated remediation of identified vulnerabilities on network assets. The remediation actions that Hercules performs are more sophisticated than patch installation procedures. Citadel’s Hercules customers have access to a library of approximately 16,000 tested and verified remediation actions that provide detailed compliance checking and remediation for the five classes of vulnerabilities, including removal of worms, backdoors and configuration related vulnerabilities that require no exploit code to gain unauthorized access to systems. Less than 20-30% of vulnerabilities are related to software defects which are repaired by installing a software patch. The remaining 70 to 80% of vulnerabilities are related to unsecured accounts, backdoors, unnecessary services and mis-configurations which collectively define the five classes of vulnerabilities. Hercules remediates all five classes of vulnerabilities across the enterprise on Windows, Linux and Solaris platforms.

Interoperability

Hercules is interoperable with industry leading vulnerability assessment tools (“Scanners”) including ISS Internet Scanner, ISS System Scanner, Harris STAT Scanner, Nessus, FoundStone FoundScan, eEye Retina, and Microsoft’s MBSA. Hercules is also interoperable with application scanning assessment solutions from Vigilante and SpiDynamics. The independency of the scanner and Hercules remediation provides a level of information assurance that is typically attained from a separation of duties. Interoperability with multiple scanners gives Hercules distinct advantages over other solutions, including:

1	Hercules allows customers to leverage their existing investment in the vulnerability assessment tools already in use.
2	Customers have the option to add scanners for redundancy or to meet specific needs of the internal controls and corporate or government mandates.
3	Interoperability with multiple scanners provides for the separation of duties – independent assessment followed by independent remediation.
4	Scan data from multiple scanners can be aggregated and correlated to specific devices or groups of devices. Remediation can then be scheduled based on the customer’s priority.

Hercules goes beyond rudimentary patch management utilities and basic configuration management solutions. Patch management solutions generally address only software defects. Some patch management solutions have a built in scanner that finds only those vulnerabilities which the patch management solution can patch, thereby covering only a small percentage of security breaches on the network and leaving the system susceptible to other vulnerabilities and out of compliance with mandates. Some solutions apply patches indiscriminately without regard to having previously applied the patch. In addition, solutions with built in scanners do not meet requirements for separation of duties, independent assessment and remediation.

Configuration management solutions were not designed as a security solution and therefore do not address vulnerabilities without a programmer writing scripts for each remediation. This takes time and personnel resources away from network operations. Alternatively, a customer using Hercules does not need to write the remedies to remove a vulnerability. Hercules has a repository of over 16,000 remediation actions that have been thoroughly tested and are available to Hercules customers under the support services agreement.
In addition to the tactical application of remediation actions, Hercules also provides an intuitive framework for managing the remediation process by allowing customers to prioritize and aggregate vulnerability information based upon groups, devices or severity and provides centralized command and control of the entire remediation effort. Hercules utilizes a server for the presentation of the Hercules console and the residence of the remediation action database. The Hercules console is the central point of control for the systems administrator (SA) functionality.

Vulnerability Management Best Practices:

In order to ensure the highest level of security (as it relates to vulnerability remediation) with the least amount of interruption, Citadel recommends adherence to its best practices policy outlined below:

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•
Identify Devices - Administrators should use an assessment tool or network mapping software that can scan all networks (and sub-networks) to determine used TCP/IP addresses and the associated devices connected to them. Administrators should also determine which systems are most critical to prioritize and protect.

•
Assess Vulnerabilities - This is typically performed using an independent vulnerability assessment tool. Hercules is interoperable with one, or can aggregate output data from multiple independent scanners including: Harris STAT® Scanner, ISS Internet Scanner®, ISS System Scanner®, FoundStone® FoundScan Engine™, Microsoft® MBSA, Nessus Scanner, Qualys QualysGuard™ Scanner, Retina® Digital Security Scanner, and VIGILANTe’s SecureScan™

•
Review Vulnerabilities - Once the vulnerability assessment data has been imported into Hercules, the administrator should review the vulnerabilities and the remediation steps that Hercules will take to resolve the vulnerability prior to approving the remediation.

•	Remediate Vulnerabilities - Once the vulnerabilities have been reviewed, each device, or group of devices, can be selected and scheduled for remediation.

•
Proactively Manage New Vulnerabilities - Since new vulnerabilities are identified daily, and users can also re-introduce vulnerabilities into their environments, it is important to regularly assess and remediate network devices.

We encourage Hercules customers to adopt a proactive approach to vulnerability management through the adoption of its best practices policy outlined above.

Architecture and Ease of Use

Hercules utilizes a 3-tier architecture to manage and control the remediation process. The first step is for the assessment to take place utilizing any of the supported scanners. Scan data from the vulnerability assessment tools is then imported into the Hercules Server. Next, the SA will execute a V-Flash update to access, via the Internet, the latest Remedies retained in the secured V-Flash server that are continually updated by a team of Citadel security engineers. The secured V-Flash server contains the Remedies that are then matched to the vulnerabilities identified by the scanners. During the V-Flash update, the customer also downloads new vendor patches from the vendor sites for storage on the customer’s server. Each patch is downloaded only once and stored for remedial action on the Hercules server thereby reducing the time for deploying a patch. Using the Hercules console, the SA will follow best practices and select the vulnerabilities to be remediated. The SA may remediate all or only selected vulnerabilities. Vulnerability management best practices recommend that vulnerabilities be selected in groups and scheduled for remediation. This best practice allows the SA to manage the process to suit time requirements, system availability and to prioritize the remedy of the vulnerabilities that are of high priority as may be determined by the SA.

Once remediation actions have been applied and completed, the SA has the option to run a differential scan to confirm the application of the remediation actions and to set a baseline for the next assessment and remediation process. In addition, detailed reports of the entire process can be run to highlight the number and severity of remediation actions taken, the severity of the vulnerabilities and the vulnerabilities that can only be remediated manually. An example of a remediation action that must be performed manually is a vulnerability that can only be remediated through the acquisition of another license from the vendor or one that requires a user intervention.

Hercules is an enterprise class product that under appropriate licensing may be deployed with vulnerability assessment tools and Hercules consoles anywhere in a network, including across geographies. Access to V-Flash updates is available over the Internet or through offline updates for an additional fee. All communication between the various Hercules endpoints is performed using the industry standard Hypertext Transfer Protocol (“HTTP”) and Simple Object Access Protocol (“SOAP”) protocols.

Vulnerability Remedies

Hercules Vulnerability Remedies signatures are made available to Hercules end users during the term of the customer support agreement. One key to the Hercules remediation engine is the security content known as Remedies which are the process steps that the Hercules client utilizes to execute the intended remediation. These Remedies encompass and can resolve any of the five classes of vulnerabilities: Unsecured accounts, Backdoors, Unnecessary Services, Mis-Configurations and Software Defects. We maintain and deliver these Remedies during the term of the customer support services agreement through an automated delivery mechanism called V-Flash.

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The Citadel Security Team monitors various security intelligence sites, Internet Relay Chat (“IRC”) channels and alerts from our scanning partners for new vulnerabilities and exploits. As exploits and vulnerabilities are discovered, the Citadel Security Team quickly responds by developing a remediation signature to counteract the discovered vulnerability. The remediation signature is tested against the known affected platforms and delivered to the customer site electronically through the V-Flash mechanism. In addition to delivering new Remedies, the Citadel Security Team also continually monitors and updates research information and URL links for patches and related content to insure that all links and research material are timely and relevant.

Zero-Day Exploits are addressed by the Citadel Security Team in a similar manner. When a new exploit is discovered, the Citadel Security Team writes and tests the remediation action against the new exploit. The remediation action is then made available to our customers via V-Flash. These remediation actions can then be applied proactively across the customer’s network in most cases before an attack occurs.

In addition to V-Flash delivered Remedies, Hercules provides the functionality for customers to write their own remedies or customize existing Remedies using a graphical interface. This interface provides all the power and flexibility in writing Remedies that is available to Citadel’s in-house security team. Using this feature it is conceivable to deliver remedies for custom applications and to deliver baseline configurations such as the organization known as SANS (an acronym for SysAdmin, Audit, Network, Security) and National Security Agency (“NSA”) Guides or other configuration guideline standards.

Hercules Certifications

The Common Criteria (“CC”) certification project was developed by the United States, Canada and Europe to establish a set of international standards for information security products that became ISO International Standard 15408 in 1999. The United States is represented within the CC Project by the National Information Assurance Partnership (“NIAP”), a joint National Institute of Standards and Technology (“NIST”) and NSA project. The CC provides a comprehensive, rigorous method for specifying security functionality and assurance requirements for IT security products (or classes of products).

On January 1, 2001, the federal government issued a policy stating that preference was to be given to the acquisition of Commercial Off-The-Shelf (“COTS”) Information Assurance (“IA”) IT products (to be used on systems entering, processing, storing, displaying, or transmitting national security information) which had been evaluated and validated, as appropriate, in accordance with:

•	The International Common Criteria for Information Security Technology Evaluation Mutual Recognition Arrangement;
•	The National Security Agency (NSA) /National Institute of Standards and Technology (NIST) National Information Assurance Partnership (NIAP) Evaluation and Validation Program; or
•	The NIST Federal Information Processing Standard (FIPS) validation program.

Effective July 1, 2002, the federal government issued a policy stating that the acquisition of all COTS IA and IA-enabled IT products to be used on the systems specified above would limited only to those which have been evaluated and validated in accordance with the criteria, schemes, or programs specified by CC, NIAP or FIPS.

Recognizing that CC certification was required for defense department agencies to purchase IT security products, Hercules was registered for Common Criteria evaluation in March 2003. Products undergoing Common Criteria testing are required to have an independent lab certify the product. The testing is done according to strict criteria and designated an evaluation assurance level (“EAL”). The Hercules product achieved EAL 3 certification through Electronic Warfare Associates - Canada, Ltd on March 1, 2004. Citadel intends to apply for EAL 4 certification. Citadel has a continuous maintenance program with EWA to ensure future updates and revisions are reviewed and re-evaluated as needed. In addition, as new major versions of the product are released the intent is to increase the level of compliance at specific intervals which are deemed appropriate to the current installed base.

Hercules has undergone testing at the US Army’s Information Systems Engineering Command, Technology Integration Center (“TICLabs”) at Ft. Huachuca, Arizona. TICLabs performs independent product evaluations and evaluated the functionality, manageability and security of Hercules that would be applicable and valuable to the Department of Defense. Hercules was put through a rigorous set of test requirements, passing each of the requirements tested. TICLabs concluded that Hercules performed as expected and automates the remediation process as represented in the technical specifications.

Hercules achieved certification for installation on Windows Server 2000 and 2003 Standard Editions to support remediation of those environments. This certification demonstrates to customers that Hercules provides the highest levels of reliability running on Windows 2003 and automating the mitigation of vulnerabilities identified on the Windows family of products. In addition, Citadel attained Microsoft Gold Certification Partnership status demonstrating Citadel’s competence on the latest Microsoft technologies and a commitment to delivering high quality solutions for the Windows platform. The Microsoft Gold Certified Partner Program was established to identify Microsoft Certified Partners who have proven their commitment and expertise in building or delivering solutions based on Microsoft technologies. By becoming a Gold Certified Partner, we have once again demonstrated our expertise in the remediation of Windows platforms and will now be able to leverage Microsoft’s referral program to customers looking for a complete vulnerability remediation solution.

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Hercules Reporting and Other Features

As with any security product, reporting and visibility of progress is a key component. Hercules provides full reporting at various levels, including management and technical reports, as well as compliance reports. Hercules provides various trend analysis reports to provide a visual indicator of the progress of remediation based upon pre and post remediation scan data. All reports can be reviewed at strategic field levels or accessed via a master console for full view and querying of remediation status and overall risk exposure. Reports are generated through a Crystal Reports engine and pull information directly from the Hercules SQL Repository. With the appropriate training, users can create and customize their own reports to fulfill mission critical requirements. All reports can be exported to various formats including PDF, Word, Excel and HTML. In addition to user customizable reports, Citadel offers a range of customization services to provide report capabilities tailored to specific customer requirements. Hierarchical rollup reporting is currently under development and is expected to be available in the second quarter of 2004.

Remediation compliance is managed by the Hercules agent to prevent vulnerabilities from being re-introduced into the network through common mistakes such as installing software without eliminating its vulnerabilities or changing the configuration of a device. Based upon user defined polling intervals, the Hercules client will revalidate previously resolved vulnerabilities to insure proper compliance of the device. This compliance function allows system administrators the ability to create and maintain custom hardening guides based upon industry standards such as SANS and NSA Guide for Securing Windows 2000, CIS Gold Standard and Microsoft Hardening guides. These hardening templates can be customized to suit the particular work task and security requirements of the device and will be enforced based upon the rules and scheduling set by the administrator. Any changes to the device configuration will be brought back into compliance and have audit reporting associated to indicate what vulnerabilities re-occur over time and on which devices.

Hercules supports role based remediation and policies to selectively enforce which administrators have the right to approve remediation, change or create new remedies and templates and set the enforceability of specific vulnerabilities. Remediation policies carry an enforcement or recommendation level that ranges from Mandatory – any time this vulnerability occurs on a device or group of devices automatically select it for remediation, to Forbidden – this is an acceptable risk for this device or group of devices and prevent the remediation from occurring. These policies leverage the significant security knowledge in a top down management approach allowing policies to be created and maintained by the subject matter experts and distributed and acted upon by the operations personnel.

Hercules is offered to our customers under a perpetual license or under a two year subscription license. As part of the perpetual licensing process for Hercules, we require our customers to enter into a customer support contract whereby the customer receives vulnerability remediation updates through V-Flash. These services are also included under the subscription based license model.

WINSHIELD SECURE PC

WinShield Secure PC ("Secure PC") provides advanced features that allow security administrators to create, manage and deploy security policies for Windows computing environments. Secure PC establishes user and group profiles to enforce workstation and server security policies from a single point of control. These security policies can be configured to prevent changes to system settings and installation of unauthorized software. Secure PC "hardens" system files as a first line of defense against viruses, malicious code and unauthorized access or theft of confidential information. Hardening of files is crucial to defending against intentional and unintentional security breaches.

Secure PC offers support for computers running Microsoft Windows versions 95, 98, ME, NT, 2000 and XP. Its advanced set of features allows administrators to apply security policies to users or groups of users within an organization. We sell this product in two configurations. Secure PC Workstation is designed for home, educational or commercial non-networked computers. Secure PC Network is designed for environments with multiple computers connected to a Windows or Novell network. The network version of Secure PC has been designed to scale dynamically within network environments ranging from departmental local area networks (LANs) to global wide area network (WAN) capacity and includes tools that provide remote installation and configuration of the Secure PC client software. Additional benefits include File and Folder Access Control, Prevent Un-Authorized Software Installation and Application Control. Secure PC is offered to our customers under a perpetual license.

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NETOFF

NetOFF allows administrators to secure unattended workstations from unauthorized access. A PC that stays connected to a network while users attend meetings – or leave the office for the night - is a wide-open door to the network. Customer files, patient records, classified information and proprietary documents are open to disclosure and theft through unattended PCs. With NetOFF, unattended PCs are a reduced security risk.

NetOFF is designed to protect a network by shutting down unattended client PCs automatically after a specified period of inactivity. Through NetOFF, administrators can define policies that trigger a graceful logoff on unattended or inactive workstations. Through a graceful logoff, all user data is saved, applications are closed and workstations are logged off the network. Network administrators may also use NetOFF to shut down PCs to enhance backup operations or assist with the distribution of new software and anti-viral updates. NetOFF is available for Windows NT and NetWare platforms and supports Windows 95, 98, ME, Windows NT, Windows 2000 and Windows XP desktop PCs. NetOFF is offered to our customers under a perpetual license.

Our security software business is based in Dallas, Texas and was formed in 1996 through the acquisition of several technology businesses. In our early history we were part of a group of technology businesses owned by CT Holdings, a technology business incubator. CT Holdings had several software products which were sold directly to corporations and government entities as well as to consumers through retail distribution channels. Following some additional technology acquisitions in 1999, portions of these technologies were carved out and contributed to separate businesses which CT Holdings either managed or held as an investment. The security software business was reorganized and in November 2001, the board of directors approved the pro rata distribution to CT Holdings stockholders of 100% of the outstanding shares of common stock of Citadel Security Software Inc. (the "Distribution"). Upon the completion of the Distribution in May 2002 the security software business was transferred from CT Holdings to a Delaware corporation known as Citadel Security Software Inc. On May 20, 2002 Citadel commenced trading under the symbol CDSS on the OTC Bulletin Board.

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USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from sales of common stock sold pursuant to this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders. However, we would receive approximately $7,554,900 if all of the warrants are exercised. These funds would be used for general corporate purposes.

SELLING STOCKHOLDERS

The following table sets forth information regarding the current beneficial ownership of our common stock by the selling stockholders and the as adjusted beneficial ownership by the selling stockholders, giving effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of March 22, 2004 and the percentage of ownership shown in the table is based on 29,435,090 shares of common stock issued and outstanding as of March 22, 2004. All information contained in the table below is based on information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered. No selling stockholder has held any position nor had any material relationship with us or our affiliates during the past three years, except as indicated under the caption "Material Relationships with Selling Stockholders" following the table.

	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING

	NUMBER OF SHARES COMMON	NUMBER OF SHARES ON CONVERSION OF PREFERRED	TOTAL SHARES, WARRANTS AND PREFERRED	SHARES BEING	SHARES BENEFICIALLY OWNED AFTER THE OFFERING (2)

NAME OF BENEFICIAL OWNER	STOCK	AND WARRANTS	AS % OF CLASS	OFFERED(1)	NUMBER	% OF CLASS

Satellite Strategic Finance Associates, LLC (3)	0	4,200,000	12.5%	4,200,000	0	0
MicroCapital Fund Ltd. (4)	487,996	0	1.7%	487,996	0	0
Brock Ganeles (5)	60,802	0	*	60,802	0	0
David Lundeen (6)	314,021	0	1.0%	121,999	192,022	*
Leonard Rodell Defined Benefit Pension Plan (7)	30,467	0	*	30,467	0	0
Valor Capital Mgmt LP (8)	673,645	0	2.3%	243,945	429,700	1.5%
Nordruk Partners Investment Co. (9)	60,934	0	*	60,934	0	0
Wallace Wadman (10)	121,710	0	*	121,710	0	0
Carl Frankson (11)	36,489	0	*	36,489	0	0
Kenneth R. Werner (12)	60,986	0	*	60,986	0	0
The Focus Fund, L.P. (13)	403,945	0	1.4%	303,945	100,000	*
Elise Stern (14)	30,454	0	*	30,454	0	0
Redwood Asset Management, L.P. (15)	121,683	0	*	121,683	0	0
Erik Franklin (16)	60,894	0	*	60,894	0	0
D. Jonathan Merriman (17)	60,878	*	*	60,878	0	0
Jon M. Plexico (18)	12,168	0	*	12,168	0	0
Merriman Curhan Ford & Co.(19)	104,800	285,000	1.3%	389,800	0	0
Howard S. Berl Trust (20)	60,714	0	*	60,714	0	0
Steven Sarracino (21)	6,085	0	*	6,085	0	0
Herve Francois (22)	60,697	0	*	60,697	0	0
Bradley N. Rotter Self Employed Pension Plan & Trust (23)	244,366	0	*	244,366	0	0
Marjorie E. Goddard (24)	30,408	0	*	30,408	0	0
London Family Trust (25)	121,946	0	*	121,946	0	0
Longwood Partners L.P. (26)	243,630	0	*	243,630	0	0
Schnitzer Interests Ltd. (27)	358,631	0	1.2%	214,769	143,862	*
Lawrence E. Steinberg (28)	234,252	0	*	234,252	0	0
Lawrence E. Steinberg Foundation (29)	50,000	0	*	50,000	0	0
Locke Liddell & Sapp LLP (30)	143,750	0	*	143,750	0	0
Brean Murray & Co. (31)	0	105,000	*	105,000	0	0
Rachel Glicksman (32)	14,400	0	*	14,400	0	0
Dan Schustack (33)	600	0	*	600	0	0
Lester Sideropolous (34)	25,000	0	*	25,000	0	0

	4,236,351	4,590,000	25.4%	7,960,767	865,584	2.3%

* less than 1%

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(1)   The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion or, or dividends upon, the Series A Convertible Preferred Stock and upon exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

(2)   We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this offering. Because the selling stockholders may choose not to sell any of the shares offered by this prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

(3)  Shares being offered include 3,000,000 shares of common stock issuable upon conversion of 15,000 shares of Series A Convertible Preferred Stock issued February 10, 2004 and 1,200,000 shares of common stock underlying warrants issued February 10, 2004, and excludes 1,102,500 additional shares issuable on conversion, dividends or exercise of the Preferred Stock or Warrants, which we agreed to register pursuant to the terms of the Registration Rights Agreement between the selling stockholder and us.  Brian S. Kriftcher, Chief Operating Officer and Principal of Satellite Asset Management, L.P., the Manager of Satellite Strategic Finance Associates, LLC voting and dispositive power with respect to the shares registered hereby for the account of Satellite Strategic Finance Associates, LLC.

(4)   Shares being offered include 160,000 shares acquired in the September 2003 private placement, and 327,996 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. MicroCapital LLC, a registered investment advisor, has sole voting and investment power with respect to all such shares and is the general partner of MicroCapital Fund LP. Ian P. Ellis is the managing member of MicroCapital LLC and has sole voting and investment power of these shares. Mr. Ellis disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5)   Shares being offered include 20,000 shares acquired in the September 2003 private placement, and 40,802 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, he (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(6)   Shares being offered include 40,000 shares acquired in the September 2003 private placement, and 81,999 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003.

(7)   Shares being offered include 10,000 shares acquired in the September 2003 private placement, and 20,467 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. Leonard Rodell has sole voting and investment power with respect to all such shares. Mr. Rodell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8)   Shares being offered include 80,000 shares acquired in the September 2003 private placement, and 163,945 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. John M. Krotky III has sole voting and investment power with respect to all such shares. Mr. Krotky disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(9)   Shares being offered include 20,000 shares acquired in the September 2003 private placement, and 40,934 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. Paul C. Drueke has sole voting and investment power with respect to all such shares. Mr. Drueke disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, he (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(10)   Shares being offered include 40,000 shares acquired in the September 2003 private placement, and 81,710 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003.

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(11)   Shares being offered include 12,000 shares acquired in the September 2003 private placement, and 24,489 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, he (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(12)   Shares being offered include 20,000 shares acquired in the September 2003 private placement, and 40,986 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, he (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(13)   Shares being offered include 100,000 shares acquired in the September 2003 private placement, and 203,945 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. J. Winder Hughes has sole voting and investment power with respect to all such shares. Mr. Hughes disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(14)   Shares being offered include 10,000 shares acquired in the September 2003 private placement, and 20,454 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, she (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(15)   Shares being offered include 40,000 shares acquired in the September 2003 private placement, and 81,683 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. Steven Braverman has sole voting and investment power with respect to all such shares. Mr. Braverman disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(16)   Shares being offered include 20,000 shares acquired in the September 2003 private placement, and 40,894 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003.

(17)   Shares being offered include 20,000 shares acquired in the September 2003 private placement, and 40,878 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, he (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(18)   Shares being offered include 4,000 shares acquired in the September 2003 private placement, and 8,168 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, he (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(19)   Shares being offered include 104,800 shares received as compensation for services by Merriman Curhan Ford & Co. ("MCF") as placement agent for our September 2003 private placement, warrants for 125,000 shares received as compensation for services by MCF as placement agent for our September 2003 private placement, warrants for 120,000 shares received as compensation for services by MCF as placement agent for our February 2004 private placement, and warrants for 40,000 shares received pursuant to the terms of an investment advisory agreement that provided for 10,000 warrants per month from May 2003 through August 2003. This selling stockholder is a registered broker-dealer. At the time this selling stockholder acquired this warrant, it (i) was a broker-dealer, (ii) had no direct or indirect agreement or understanding with any person to immediately distribute the warrant, or the shares issuable upon exercise or conversion thereof, and (iii) did not acquire the warrant, or the shares issuable upon exercise or conversion thereof, for the purpose of reselling such securities in the ordinary course of its business. D. Jonathan Merriman and John Heistand have sole voting and investment power of these shares. Mr. Merriman and Mr. Heistand disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(20)   Shares being offered include 20,000 shares acquired in the September 2003 private placement, and 40,714 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Notes in November 2003. Howard S. Berl has sole voting and investment power with respect to all such shares. Mr. Berl disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

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(21)   Shares being offered include 2,000 shares acquired in the September 2003 private placement, and 4,085 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, he (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(22)   Shares being offered include 20,000 shares acquired in the September 2003 private placement, and 40,697 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, he (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(23)   Shares being offered include 80,000 shares acquired in the September 2003 private placement, 164,366 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. Bradley Rotter has sole voting and investment power with respect to all such shares. Mr. Rotter disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(24)   Shares being offered include 10,000 shares acquired in the September 2003 private placement, and 20,408 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. This selling stockholder is an affiliate of a registered broker-dealer. At the time this selling stockholder acquired these securities, she (i) was an affiliate of a broker dealer, (ii) had no direct or indirect agreement or understanding with any person to distribute the securities to be resold, and (iii) acquired the securities to be resold in the ordinary course of business.

(25)   Shares being offered include 40,000 shares acquired in the September 2003 private placement, and 81,946 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. Mr. Robert London has sole voting and investment power with respect to all such shares. Mr. London disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(26)   Shares being offered include 80,000 shares acquired in the September 2003 private placement, and 163,630 shares issued upon conversion of the principal and accrued interest on the stockholder’s Senior Note in November 2003. Robert Davidson has sole voting and investment power with respect to all such shares. Mr. Davidson disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(27)   Shares being offered include 50,000 shares issued in connection with a loan to the Company and 164,769 shares issued upon conversion of the principal and accrued interest of the loan into shares of common stock. Kenneth L. Schnitzer, Jr. and Douglas W. Schnitzer have sole voting and investment power with respect to all such shares. Mr. K. Schnitzer and Mr. D. Schnitzer disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(28)   Shares being offered include 80,000 shares issued in connection with a loan to the Company and 204,252 shares issued upon conversion of the principal and accrued interest of the loan into shares of common stock.

(29)   Shares being offered include 50,000 shares issued to Lawrence E. Steinberg in connection with a loan to the Company and assigned to the stockholder. Lawrence E. Steinberg has sole voting and investment power with respect to all such shares. Mr. Steinberg disclaims beneficial ownership of these shares.

(30)   Shares being offered include 143,750 shares issued in connection with the settlement of liabilities owed by CT Holdings, the former sole stockholder of the Company, which were issued as a result of the spinoff distribution of the Company from CT Holdings. Bryan L Goolsby, E. Philip Bush, Jerry K. Clements, Don M. Glendenning, Jeff B. Love, Kenneth J. Simon, and Craig L. Weinstock have sole voting and investment power with respect to all such shares. Messrs. Goolsby, Bush, Clements, Glendenning, Love, Simon and Weinstock disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(31)   Shares being offered include 105,000 shares underlying warrants received as compensation for services by Brean Murray & Co. as placement agent for our February 2004 private placement. This selling stockholder is a registered broker-dealer. At the time this selling stockholder acquired this warrant, it (i) was a broker-dealer, (ii) had no direct or indirect agreement or understanding with any person to immediately distribute the warrant, or the shares issuable upon exercise or conversion thereof, and (iii) did not acquire the warrant, or the shares issuable upon exercise or conversion thereof, for the purpose of reselling such securities in the ordinary course of its business. Mr. Derek K. Woodworth has sole voting and investment power of these shares. Mr. Woodworth disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(32)   Shares being offered include 14,400 shares received for investor relations services to be performed in 2003 and 2004.

(33)   Shares being offered include 600 shares received for investor relations services to be performed in 2003 and 2004.

(34)      Shares being offered include 25,000 shares received by Mr. Sideropolous in settlement of a potential claim for unpaid commissions.

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MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS

On November 11, 2002 we entered into an investment advisory and investment banking agreement with Merriman Curhan Ford & Co. ("MCF"). Under the terms of the agreement MCF received 10,000 warrants each month with an exercise price of the closing price of our common stock on the monthly anniversary of the effective date of the agreement, through August 2003.

In January 2003, MCF acted as placement agent in a private placement of 3,275,000 shares of common stock plus warrants for 1,637,500 shares to accredited investors. MCF received a placement fee for this transaction in cash of $196,875 plus warrants for 245,625 shares of common stock. A portion of the warrants were assigned by MCF to individuals and an investment firm that participated in the placement as follows: James Finnerty, 14,941; Jon Merriman, 10,996; Jon M. Plexico, 145; Greg Curhan, 39,914; Steve Sarracino, 21,492; John Cooleen, 7,253; Bradley Rotter, 3,509 and Aspen Advisors, 24,563 shares.

In May 2003, MCF received a placement fee of $93,634 in cash plus warrants for 39,014 shares of common stock for completing our April 2003 private placement transaction in connection with the exercise of warrants held by the investors in our January 2003 private placement.

In September 2003, MCF acted as the placement agent for our debt financing private placement, which resulted in the issuance of 104,800 shares of common stock, a note in the amount of $212,000 which was paid in December 2003, and warrants to purchase 125,000 shares of our common stock.

In February 2004, MCF and Brean Murray acted as the placement agents for our Series A 5% Convertible Preferred Stock private placement, which resulted in the issuance of warrants to purchase 225,000 shares of our common stock and a cash payment in the amount of $1,125,000.

On September 11, 2002 we entered into a $200,000 8% note payable to an entity controlled by Lawrence Steinberg. The Note was due January 11, 2003 and personally guaranteed by our CEO. The due date was extended by the noteholder to February 11, 2003. In connection with this note, we entered into a stock purchase agreement with the principals of the entity. Under this agreement we sold 200,000 shares of common stock for $2,000, or $0.01 per share. The note was repaid in February 2003.

On July 16, 2003 we entered into a $200,000, 8% note payable with Mr. Steinberg. The note was due September 1, 2003 and personally guaranteed by our CEO. The note was convertible into 200,000 shares of common stock at a conversion price of $1.00 per share. In conjunction with this note, we issued 50,000 shares of common stock in exchange for $500 in cash. The due date of the note was later extended to October 31, 2003 and we issued 30,000 additional shares of common stock to the noteholder in exchange for $300. In October 2003, the shareholder converted the principal amount of the note plus $4,252 of accrued interest into 204,252 shares of our common stock.

On December 9, 2002 we entered into a $250,000 8% note payable to Schnitzer Interests Ltd.. The note was due May 16, 2003 and was personally guaranteed by our CEO. In conjunction with this note, we entered into a stock purchase agreement with the noteholder and issued 50,000 shares of its common stock for $500, or $0.01 per share, offset against accrued interest. In January 2003, the Company repaid $25,000 of the principal balance of the note. In April 2003, the noteholder entered into an agreement with the Company to convert the note plus accrued interest into 243,862 shares of common stock at a conversion price of $0.95 per share.

On July 17, 2003 we entered into a $250,000 8% note payable with Schnitzer Interests. The note was due September 17, 2003 and was personally guaranteed by our CEO. A principal payment of $50,000 was paid in August 2003. In connection with this note, we issued 50,000 shares of its common stock for $500, offset against accrued interest. The maturity date was extended to October 31, 2003 and we gave the noteholder a right to convert the note plus accrued interest into shares of common stock at a conversion price of $1.25 per share. In October 2003, the shareholder converted the principal amount of the note plus $5,962 of accrued interest into 164,769 shares of our common stock.

In addition, prior to the distribution date of May 17, 2002, Mr. Kenneth Schnitzer, Jr. held shares of CT Holdings Inc. common stock that resulted from the conversion of shares held of a CT Holdings Inc. affiliated company common stock that resulted in the issuance of 4,000 shares of our common stock on the distribution date.

Locke Liddell Sapp, LLP performed legal services for CT Holdings prior to the Distribution and entered into a settlement agreement with CT Holdings and the Company to settle the outstanding obligations of CT Holdings to the firm.

Rachel Glicksman was issued 14,400 shares of common stock and Dan Schustack was issued 600 shares of common stock pursuant to investor relations services to be performed during the year ending December 31, 2003.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately-negotiated transactions;

- short sales;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

- through the writing of options on the shares;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this Prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

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The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this Prospectus is a part, and file a Prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

We may suspend the use of this prospectus on a limited basis if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

PROSPECTUS DELIVERY.

Since each of selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

- the name of the selling stockholder and of any participating underwriters, broker-dealers or agents;
- the aggregate amount and type of securities being offered;
- the price at which the securities were sold and other material terms of the offering;
- any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers; and
- that the participating broker-dealers did not conduct any investigation to verify the information in this prospectus or incorporated in this prospectus by reference.

A prospectus supplement or a post-effective amendment may be filed with the SEC to disclose additional information with respect to the distribution of the shares. In particular, if we receive notice from a selling stockholder that a donee, pledgee, transferee or other successor intends to sell more than 500 shares of our common stock, or that a selling stockholder has entered into a material arrangement with an underwriter or broker-dealer for the sale of shares covered by this prospectus, then to the extent required we will file a supplement to this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by David Allen Wood, P.C., Dallas, Texas.

EXPERTS

The financial statements as of and for the years ended December 31, 2003 and 2002, incorporated in this prospectus by reference from Citadel's Annual Report on Form 10-KSB for the year ended December 31, 2003, have been audited by KBA Group LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL MATTERS

On March 7, 2003 we filed a Report on Form 8-K to report a change in accountants due to a merger of accounting firms. Effective March 1, 2003, King Griffin & Adamson P.C. merged with BDA&K Business Services, Inc. and formed a new entity, KBA Group LLP. The personnel that we dealt with at King Griffin & Adamson P.C. are now employees of KBA Group LLP. As a result of this merger, on March 1, 2003, King Griffin & Adamson P.C. resigned to allow its successor entity KBA Group LLP to be engaged as our independent public accountants.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (SEC) allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The documents we incorporate by reference are considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this incorporated information.

The following documents which we have filed with the Commission (File No. 000-33491) pursuant to the Exchange Act of 1934 are incorporated herein by reference:

1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, including any documents or portions thereof incorporated by reference therein;

2. The description of our common stock under the caption "Description of Capital Stock " included in the Company's Registration Statement on Form 10-SB/A, filed on April 22, 2002 with the Securities and Exchange Commission under Section 12 of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

We also disclose information about us through current reports on Form 8-K that are furnished to the SEC to comply with Regulation FD. This information disclosed in these reports is not considered to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, is not subject to the liabilities of that section and is not incorporated by reference herein.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus by reference (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). Requests for documents should be directed to Steven B. Solomon, our CEO, at 8750 North Central Expressway, Suite 100, Dallas, Texas 75251, (214) 520-9292.

AVAILABLE INFORMATION

We have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 covering the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document.

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is an electronic filer, and the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov./edgar.html.

We make available, free of charge, through our investor relations web site our reports on Forms 10-KSB, 10-QSB and 8-K, and amendments to those reports, as soon as reasonably practicable after they are filed with the SEC. Also available through our investor relations web site are reports filed by our directors and executive officers on Forms 3, 4 and 5, and amendments to those reports. The URL for our investor relations web site is www.citadel.com/investor.asp.

Available on our web site at www.citadel.com are: (i) our charters for the Audit and Compensation Committees of our board of directors; (ii) our Code of Business Conduct; and (iii) the company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers. Stockholders may request copies of these documents by writing to 8750 North Central Expressway, Suite 100, Dallas, Texas, 75231, Attention: Investor Relations.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION Our Certificate of Incorporation and bylaws and Section 145 of the Delaware General Corporation Law, allow, and in some cases require, the indemnification of directors and officers under some circumstances, grant our directors and officers a right to indemnification to the fullest extent permitted by law for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of Citadel or (ii) by reason of the fact that, while they are or were directors or officers of Citadel, they are or were serving at the request of Citadel as a director, officer or employee of another enterprise. Citadel's bylaws further provide that an advancement for any such expenses shall only be made upon delivery to Citadel by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by Citadel.

INDEMNIFICATION AGREEMENTS We have also entered into indemnification agreements with some of our directors and officers. These agreements require us to indemnify these directors and officers with respect to their activities as directors or officers of Citadel or when serving at our request as a director, officer or trustee of another corporation, trust or other enterprise against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding (civil, criminal administrative or investigative) to which they are, or are threatened to be made, parties as a result of their service to Citadel. We have agreed to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee, as determined by the indemnitee (i) the benefits provided by our certificate of incorporation and bylaws in effect on the date of the indemnification agreement; (ii) the benefits provided by our certificate of incorporation and bylaws at the time expenses are incurred by the indemnitee; (iii) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (iv) the benefits allowable under the law of the jurisdiction under which Citadel exists at the time expenses are incurred by the indemnitee; (v) the benefits available under liability insurance obtained by Citadel; and (vi) such other benefits as may be otherwise available to indemnitee under our existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of Citadel with respect to suits or proceedings arising out of acts or omissions during his service to Citadel. Each indemnitee will agree to notify Citadel promptly of any proceeding brought or threatened and not to make any admission or settlement without Citadel's consent, unless the indemnitee determines to undertake his own defense and waives the benefits of the indemnification agreement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS LIMITATION ON LIABILITY OF DIRECTORS Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law, Article X of Citadel's certificate of incorporation (Article X) eliminates the personal liability of Citadel's directors to Citadel or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as it may hereafter be amended. Under the Delaware General Corporation Law as in effect on the date hereof, Citadel's directors remain liable for (i) any breach of the duty of loyalty to Citadel or its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any violation of Section 174 of the Delaware General Corporation Law, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances and (iv) any transaction from which directors derive an improper personal benefit. Article X provides that any future repeal or amendment of its terms (including any amendment or repeal of Article X made by virtue of any change in the Delaware General Corporation Law) will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment.

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[Back Cover]

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.
CITADEL SECURITY SOFTWARE INC. PROSPECTUS

March ___, 2004

PART II

Information Not Required in Prospectus

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$5,790.59
Printing and Engraving Expenses	$1,200.00
Legal Fees and Expenses	$60,000.00
Accounting Fees and Expenses	$3,000.00

Total	$69,990.59

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL, relating to indemnification, is hereby incorporated herein by reference.

We have also entered into indemnification agreements with some of our directors and officers. These agreements require us to indemnify these directors and officers with respect to their activities as directors or officers of Citadel or when serving at our request as a director, officer or trustee of another corporation, trust or other enterprise against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding (civil, criminal administrative or investigative) to which they are, or are threatened to be made, parties as a result of their service to Citadel. We have agreed to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee, as determined by the indemnitee (i) the benefits provided by our certificate of incorporation and bylaws in effect on the date of the indemnification agreement; (ii) the benefits provided by our certificate of incorporation and bylaws at the time expenses are incurred by the indemnitee; (iii) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (iv) the benefits allowable under the law of the jurisdiction under which Citadel exists at the time expenses are incurred by the indemnitee; (v) the benefits available under liability insurance obtained by Citadel; and (vi) such other benefits as may be otherwise available to indemnitee under our existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of Citadel with respect to suits or proceedings arising out of acts or omissions during his service to Citadel. Each indemnitee will agree to notify Citadel promptly of any proceeding brought or threatened and not to make any admission or settlement without Citadel's consent, unless the indemnitee determines to undertake his own defense and waives the benefits of the indemnification agreement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1
Securities Purchase Agreement, dated as of February 10, 2004, among Citadel and the purchaser identified therein (filed as Exhibit 10.1 to the Form 8-K filed by the Company on February 10, 2004 and incorporated by reference herein)

4.2	Common Stock Purchase Warrant issued to the purchaser (filed as Exhibit 4.1 to the Form 8-K filed by the Company on February 10, 2004 and incorporated by reference herein)
4.3
Certificate of Designation, Rights and Preferences of Series A 5% Convertible Preferred Stock (filed as Exhibit 3.1 to the Form 8-K filed by the Company on February 10, 2004 and incorporated by reference herein)

4.4
Registration Rights Agreement between the Company and the entity whose name appears on the signature pages thereof (filed as Exhibit 4.2 to the Form 8-K filed by the Company on February 10, 2004 and incorporated by reference herein)

4.5	Form of Senior Promissory Note (filed as exhibit 4.1 to the Form 8-K filed by the Company on September 8, 2004 and incorporated by reference herein)
5.1	Opinion of David Allen Wood, P.C. regarding legality of securities
23.1	Consent of KBA Group LLP
23.2	Consent of David Allen Wood, P.C. (included in the opinion filed as Exhibit 5)
24.1	Power of Attorney (included on signature page to Registration Statement)

ITEM 17. UNDERTAKINGS

Undertaking Required by Item 512 of Regulation S-B.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(I) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has authorized this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24th day of March, 2004.

Citadel Security Software Inc.

By:	/s/ Steven B. Solomon
Steven B. Solomon, Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Steven B. Solomon or Richard Connelly, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

President, Chief Executive Officer and
/s/ STEVEN B. SOLOMON	Director	March 25, 2004
(Principal Executive Officer)
Steven B. Solomon

/s/ RICHARD CONNELLY	Chief Financial Officer	March 25, 2004
(Principal Accounting
Richard Connelly	Officer)

/s/ JOE M. ALLBAUGH	Director	March 25, 2004

Joe M. Allbaugh

/s/ CHRIS A. ECONOMOU	Director	March 25, 2004

Chris A. Economou

/s/ JOHN LEIDE	Director	March 25, 2004

Major General (Ret.) John Leide

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